CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2001, except for the information presented in Note 16 for which the date is March 12, 2001, relating to the financial statements and financial statement schedule, which appear in Tanger Factory Outlet Centers, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
May 22, 2001

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2001, except for the information presented in Note 15 for which the date is March 12, 2001, relating to the financial statements and financial statement schedule, which appear in Tanger Properties Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Greensboro, North Carolina
May 22, 2001